American Funds Corporate Bond Fund
May 31, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$7,725
Class B	$-
Class C	$228
Class T*	$-
Class F-1	$137
Class F-2	$425
Class F-3	$176
Total	$8,691
Class 529-A	$336
Class 529-B	$-
Class 529-C	$51
Class 529-E	$15
Class 529-T*	$-
Class 529-F-1	$38
Class R-1	$3
Class R-2	$35
Class R-2E	$3
Class R-3	$43
Class R-4	$28
Class R-5	$12
Class R-5E	$1
Class R-6	$14
Total	$579
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2394
Class B	$-
Class C	$0.1590
Class T	$0.2641
Class F-1	$0.2345
Class F-2	$0.2636
Class F-3	$0.2720
Class 529-A	$0.2297
Class 529-B	$-
Class 529-C	$0.1531
Class 529-E	$0.2126
Class 529-T	$0.2571
Class 529-F-1	$0.2560
Class R-1	$0.1820
Class R-2	$0.1658
Class R-2E	$0.2304
Class R-3	$0.2104
Class R-4	$0.2370
Class R-5E	$0.2695
Class R-5	$0.2670
Class R-6	$0.2687
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	40,681
Class B	-
Class C	1,666
Class T	1
Class F-1	951
Class F-2	2,605
Class F-3	785
Total	46,689
Class 529-A	2,265
Class 529-B	-
Class 529-C	436
Class 529-E	93
Class 529-T	1
Class 529-F-1	248
Class R-1	26
Class R-2	324
Class R-2E	29
Class R-3	397
Class R-4	177
Class R-5	67
Class R-5E	4
Class R-6	57
Total	4,124
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.00
Class B	$-
Class C	$10.00
Class T	$10.00
Class F-1	$10.00
Class F-2	$10.00
Class F-3	$10.00
Class 529-A	$10.00
Class 529-B	$-
Class 529-C	$10.00
Class 529-E	$10.00
Class 529-T	$10.00
Class 529-F-1	$10.00
Class R-1	$10.00
Class R-2	$10.00
Class R-2E	$10.00
Class R-3	$10.00
Class R-4	$10.00
Class R-5E	$10.00
Class R-5	$10.00
Class R-6	$10.00
* Amount less than one thousand